UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 17, 2007

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 755,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

On January 17, 2007, the Company issued a press release announcing that its Board of Directors named Peter B. Delaney, 53, as the President and Chief Operating Officer of the Company and OG&E. In addition, the Board also announced that Peter B. Delaney has been elected to serve on the Company’s and OG&E’s Board of Directors. Prior to the announcement, Peter B. Delaney served as Executive Vice President and Chief Operating Officer of the Company and OG&E. Current President Steven E. Moore will retain the titles of Chairman of the Board and Chief Executive Officer of the Company and OG&E. Peter B. Delaney joined the Company in April 2002 as Executive Vice President and Chief Executive Officer of Enogex. In June 2004, he was named Executive Vice President and Chief Operating Officer of the Company and OG&E. Prior to joining the Company in April 2002, Mr. Delaney was a principal in PD Energy Associates, an energy consulting firm. For further information, see the press release attached as Exhibit 99.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2007, the Company’s and OG&E’s Boards of Directors amended the Company’s and OG&E’s By-laws. The revisions to the By-laws primarily included redefining roles and responsibilities for the Chairman of the Board and the President. As a result of the amendments, the Chairman of the Board will be the Chief Executive Officer and the President will assist the Chairman of the Board and perform the duties assigned by the Chairman of the Board. Previously, the By-laws contemplated that the President would be the Chief Executive Officer. Also included in the revisions to the By-laws was the addition of emergency By-laws which shall be operative during emergency conditions when a quorum of the Board of Directors cannot readily be convened for action. Under the terms of the amended By-laws, in an emergency condition, three directors may constitute a quorum for purposes of taking action at meetings of the board. If there are not three directors available, officers and other employees on a predetermined succession list, may serve as directors on a temporary basis. For further information, see the amended By-laws attached as Exhibits 3.01 and 3.02.

Item 8.01 Other Events

On January 17, 2007, the Company issued a press release announcing that OG&E filed with the Oklahoma Corporation Commission (“OCC”) the first part of a six-year construction initiative that is estimated to include up to $3.3 billion in major projects designed to expand capacity, enhance reliability and improve environmental performance. OG&E’s proposal begins with construction of the Red Rock power plant, a 950-megawatt generating unit planned in partnership with AEP-Public Service of Oklahoma and the Oklahoma Municipal Power Authority (“OMPA”) to meet growing consumer demand for electric power. Planned adjacent to OG&E’s Sooner Power Plant facilities in northern Oklahoma, Red Rock will use the most efficient proven technology for coal-fired electric generation. OG&E’s share of the projected $1.8 billion construction cost for the plant will be about $759 million. OG&E’s six-year construction initiative also includes strengthening and expanding the electric transmission, distribution and substation systems and replacing aging infrastructure. Other projects involve installing new emission-control equipment at existing OG&E power plants to help meet OG&E’s commitment to meet environmental requirements. OG&E estimates that in its service area, demand for electricity will grow by about 50 percent over the next 25 years. Under state law and OCC rules, OG&E’s filing seeks appropriate scrutiny of its proposal and pre-approval for building and recovery of financing costs in order to minimize the rate impact for customers. This pre-approval would allow OG&E to build Red Rock as the first in a series of major projects to help meet the increasing demand. In addition, OG&E is reserving space adjacent to Red Rock that can be used for next-generation technology when it is available. OG&E is asking for OCC consideration of its proposal this summer. This expedited request is made in order to help hold down project costs and increase the likelihood that Red Rock is available to meet the electrical power needs projected by OG&E and PSO. PSO will own 50 percent of the new Red Rock unit; OG&E will operate the facility and own 42 percent and the OMPA, which provides electric power to about 20 communities in the state, will own eight percent. For further information, see the press release attached as Exhibit 99.02.

On January 17, 2007, OG&E sent notice to the OCC to trigger the Centennial wind farm rider for the first billing cycle in February 2007. In April 2006, the OCC approved the Centennial wind farm rider for up to $205 million in capital expenditures. The recovery rider initially was designed to recover approximately $22.6 million in the first year of operations, which amount will decline over the life of the facility. Due to the wind farm rider being implemented in February 2007, OG&E expects to recover approximately $20.7 million in 2007. OG&E expects the recovery rider to remain in effect through December 2009.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

3.01	OGE Energy Corp. Amended By-laws dated January 17, 2007.
3.02	OG&E Amended By-laws dated January 17, 2007.
99.01	Press release dated January 17, 2007, announcing OGE Board Names Delaney President, Appoints Him to Board.
99.02	Press release dated January 17, 2007, announcing OG&E Announces 6-Year Construction Initiative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

January 23, 2007

Exhibit 3.01

BY-LAWS

of

OGE ENERGY CORP.

(Effective as of January 17, 2007)

ARTICLE 1.

AMENDMENTS

Section 1.1. Amendment of By-Laws. Subject to the provisions of the Corporation’s Restated Certificate of Incorporation, these By-laws may be amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Oklahoma, the Corporation’s Restated Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or adopt such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

ARTICLE 2.

OFFICES

Section 2.1. Registered Office. The Corporation shall continuously maintain a registered office in the State of Oklahoma which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

Section 2.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 3.

SHARES

Section 3.1. Form of Shares. Shares either shall be represented by certificates or shall be uncertificated shares.

3.1.1. Signing of Certificates. Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the Corporation if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than an employee of the corporation, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Oklahoma law, and any other information required by law.

3.1.2. Uncertificated Shares. Unless prohibited by the Restated Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate (or such documentation as may be allowed under Section 3.2 below) has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

3.1.3. Identification of Shareholders. The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3.2. Lost. Stolen or DestroyedCertificates. If a certificate representing shares has allegedly been lost, stolen or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such identification and other reasonable requirements as it may impose.

Section 3.3. Transfers of Shares. Transfer of shares of the Corporation shall be recorded on the books of the Corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature or other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.

ARTICLE 4.

SHAREHOLDERS

Section 4.1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of any other proper business shall be held at a time and date to be annually designated by the Board of Directors.

Section 4.2. Special Meetings. Except as otherwise mandated by Oklahoma law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the Corporation.

Section 4.3. Place of Meeting. The Board of Directors may designate the place of meeting for any annual or special meeting of shareholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the Corporation.

Section 4.4. Notice of Meetings. For all meetings of shareholders, a written or printed notice of the meeting shall be delivered, personally or by mail, to each shareholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of the meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting involving a merger, consolidation, share exchange, dissolution or sale, lease or an exchange of all or substantially all, of the property or assets of the corporation not less than 20 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by law.

Section 4.5. Quorum of Shareholders. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matters at any meeting of shareholders unless a greater or lesser number is required by the certificate of incorporation. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting, unless otherwise required by law. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at the meeting, unless otherwise required by law.

Section 4.6. Manner of Acting. The affirmative vote of holders of a majority of the shares represented at a meeting and entitled to vote on a matter at which a quorum is present shall be valid action by the shareholders, unless voting by a greater number of shareholders or voting by class or classes of shareholders is required by law or the certificate of incorporation.

Section 4.7. Fixing of Record Date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, or in order to make a determination of shareholders for any other proper purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. If a record date is specifically set for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days (or such longer period as is then permitted by Oklahoma law) and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 4.8. Voting Lists. The officer or agent having charge of the transfer book for shares of the Corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholders, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Oklahoma, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 4.9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. All appointments of proxies shall be in accordance with Oklahoma law. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

Section 4.10. Voting of Shares by Certain Holders. Shares of a corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

4.10.1. Shares Held by Corporation. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the laws of the state of incorporation of such corporation. This Corporation shall treat the president or other person holding the chief executive office of such other corporation as authorized to vote such shares. However, such other corporation may designate any other person or any other holder of an office of the corporate shareholder to this Corporation as the person or officeholder authorized to vote such shares. Such persons or offices indicated shall be registered by this Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 4.8 of this Article.

4.10.2. Shares Held by Fiduciary. Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

4.10.3. Shares Held by Receiver. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

4.10.4. Shares Pledged. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 4.11. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Inspectors shall:

4.11.1. Vote Count and Report. Determine the validity and effect of proxies; ascertain and report the number of shares represented at the meeting; count all votes and report the results; and perform such other acts as are required and appropriate to conduct all elections with impartiality and fairness to the shareholders.

4.11.2. Written Reports. Each report shall be in writing and such report shall be signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 4.12. Informal Action by Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders.

Section 4.13. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the law, the certificate of incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

Section 4.14. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a shareholder. For business to be properly requested to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which such announcement of the date of the meeting was communicated to shareholders. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.14. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4.14, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE 5.

DIRECTORS

Section 5.1. General Powers and Qualification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Directors need not be residents of the State of Oklahoma or shareholders of the Corporation.

Section 5.2. Number. Tenure and Resignation. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall be no fewer than 9 and no more than 15; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1996, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1997, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elected directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 5.3 of this Article 5.

Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than quorum of the Board of Directors, (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Corporation’s stock entitled to vote generally (as defined in Article VII of the Corporation’s Restated Certificate of Incorporation), voting together as a single class.

Section 5.3. Notification of Nominations. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV of the Corporation’s Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A director may resign at any time by written notice to the board, its chairman, or the president or secretary of the Corporation. The resignation is effective on the date it bears, or its designated effective date.

Section 5.4. Quorum of Directors. A majority of the number of directors fixed in Section 5.2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of the number of directors fixed in Section 5.2 of this Article is present at a meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law.

Section 5.5. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or these By-laws.

Section 5.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 5.7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5.8. Notice. Notice of any special meeting of the Board of Directors shall be given at least one day prior to the meeting by written notice delivered personally, by mail, cable, facsimile, telegram, or telex to each director at his or her business address. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.9. Presumption of Assent. A director of the Corporation who has been present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his or her dissent shall have been entered in the minutes of the meeting or unless he or she shall have filed his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall have forwarded such dissent by registered mail or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. No director who voted in favor of any action may dissent from such action after adjournment of the meeting.

Section 5.10. Committees. A majority of the directors may, by resolution passed by a majority of the number of directors fixed by the shareholders under Section 5.2 of this Article, create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board. To the extent specified in the resolution of the Board of Directors establishing a committee each committee shall have and exercise all the authority of the Board of Directors, provided, however, that no such committee shall have the authority to take any action that under Oklahoma law can only be taken by the Board of Directors.

Section 5.11. Informal Action by Directors. Any action required by the Oklahoma General Corporation Act to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be.

5.11.1. Effective Date. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors or all members of a committee have approved the consent unless the consent specifies a different effective date.

5.11.2. Effect of Consent. Any consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the Oklahoma General Corporation Law.

Section 5.12. Meeting by Conference Telephone. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of the board or committee by means of conference telephone or other communications equipment through which all persons participating in the meeting can hear each other. Participation in such a meeting shall be equivalent to attendance and presence in person at the meeting of the person or persons so participating.

Section 5.13. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise.

ARTICLE 6.

OFFICERS

Section 6.1. Number. The officers of the Corporation may consist of a Chairman of the Board, a President, one or several vice presidents, a treasurer, one or more assistant treasurers (if elected by the Board of Directors), a secretary, one or more assistant secretaries (if elected by the Board of Directors), and such other officers as may be elected in accordance with the provisions of this Article. Any two or more offices may be held by the same person.

Section 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of Section 6.3 hereof, each officer shall hold office until the last to occur of the next annual meeting of the Board of Directors or until the election and qualification of his or her successor.

Section 6.3. Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.4. Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the Board of Directors.

Section 6.5. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation. He or she shall be in charge of the day to day business and affairs of the Corporation, subject to the direction and control of the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the position of Chief Executive Officer. He or she shall preside at all meetings of the Board of Directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation. He or she may sign: (i) with the secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors, stock certificates of the Corporation the issuance of which shall have been authorized by the Board of Directors; and (ii) any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument.

Section 6.6. President. The President shall assist the Chairman of the Board in the discharge of his or her duties as the Chairman of the Board may direct, and shall perform such other duties from time to time as may be assigned to him or her by the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her inability to act, the President shall perform the duties and exercise the authority of the Chairman of the Board.

Section 6.7. Vice President(s). The vice president (or in the event there is more than one vice president, each of them) shall assist the Chairman of the Board and the President in the discharge of his or her respective duties as the Chairman of the Board or the President may direct, and shall perform such other duties as from time to time may be assigned to him or her (or them) by the Chairman of the Board, the President or the Board of Directors. In the absence of the President or in the event of his or her inability to act, the vice president (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the President.

Section 6.8. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 7 of these By-laws, have charge of and be responsible for the maintenance of adequate books of account for the Corporation, and, in general, perform all duties incident to the office of treasurer and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 6.9. Secretary. The secretary shall keep the minutes of the shareholders’ and the Board of Directors’ meetings, see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, have general charge of the corporate records and of the seal of the Corporation, have general charge of the stock transfer books of the Corporation, keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, sign with the Chairman of the Board, the President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 6.10. Assistant Treasurers and Assistant Secretaries. The Board of Directors may elect one or more than one assistant treasurer and assistant secretary. In the absence of the treasurer or in the event of his or her inability to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary or in the event of his or her inability to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these By-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the Chairman of the Board, the

President or the Board of Directors.

Section 6.11. Compensation. The compensation of all directors and officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. All compensation so established shall be reasonable and solely for services rendered to the Corporation.

ARTICLE 7.

FISCAL MATTERS

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year.

Section 7.2. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument, in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.3. Loans and Indebtedness. No substantial or material loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.4. Checks. Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation as the Board of Directors shall from time to time designate.

Section 7.5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Chairman of the Board, the President, the Treasurer or the Board of Directors may select.

ARTICLE 8.

GENERAL PROVISIONS

Section 8.1. Dividends and Distributions. The Board of Directors may from time to time declare or otherwise authorize, and the Corporation may pay distributions in money, shares or other property on its outstanding shares in the manner and upon the terms, conditions and limitations provided by law or certificate of incorporation.

Section 8.2. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Oklahoma.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 8.3. Waiver of Notice. Whenever any notice is required to be given by law, certificate of incorporation or under the provisions of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 8.4. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

ARTICLE 9.

EMERGENCY BY-LAWS

Section 9.1. Emergency By-Laws. The emergency bylaws provided in this Article 9 shall be operative during any emergency resulting from an attack on the United States or on or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action. To the extent not inconsistent with these emergency by-laws, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination these emergency by-laws shall cease to be operative.

Section 9.2. Meetings. During any such emergency, a meeting of the Board of Directors may be called by any officer or director by giving two days’ notice thereof to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time. The notice shall specify the time and the place of the meeting, which shall be the principal executive offices of the Corporation or any other place specified in the notice. At any such meeting, three members of the then existing Board of Directors shall constitute a quorum, which may act by majority vote.

Section 9.3. Temporary Directors. If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises. Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list.

Section 9.4. Authority. The Board of Directors is empowered with the maximum authority possible under the Oklahoma General Corporation Act, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation (including the right to amend this Article) irrespective of the provisions of the Restated Certificate of Incorporation or of the By-Laws.

Section 9.5 Liability. No officer, director or employee acting in accordance with this Article 9 shall be liable except for willful misconduct.

CERTIFICATE

I, Carla D. Brockman, do hereby certify that I am the duly elected Secretary of OGE Energy Corp. and that the foregoing is a true and correct copy of the By-laws of the Company as amended and that they are in effect on the date shown below.

Dated January 17, 2007

/s/ Carla D. Brockman
Carla D. Brockman
Vice President – Administration / Corporate Secretary

Exhibit 3.02

BY-LAWS

OF

OKLAHOMA GAS AND ELECTRIC COMPANY

(Complete with all amendments to and including January 17, 2007)

ARTICLE I

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma.

Section 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Section 1. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the word “Oklahoma” and the word “seal.” Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE III

STOCKHOLDERS

Section 1. Regular Meetings. An annual meeting of stockholders shall be held in each year on the third Thursday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock in the forenoon, or on such other date and at such other time. as may be designated by resolution of the Board of Directors.

Section 2. Special Meetings. Except as otherwise mandated by Oklahoma law and except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors and by the President of the Corporation. For purposes of these By-laws, the phrase “Corporation’s Amended Articles of Incorporation” shall mean the Amended Articles of Incorporation of Oklahoma Gas and Electric Company as in effect on March 1, 1986, and as thereafter amended from time to time.

Section 3. Place. All meetings of stockholders shall be held at the registered office of the Corporation within the State of Oklahoma, unless another place, within the State of Oklahoma, be designated by a resolution of the Board of Directors.

Section 4. Notice. Written notice of each meeting of stockholders, stating the time and place, and, in case of a special meeting, the purpose, shall be given at least ten (10) days prior to the meeting, by mail, to each stockholder entitled to vote at such meeting.

If any meeting of the stockholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Notice of the time, place, and purpose of any meeting of stockholders, may be waived in writing by any stockholder and shall be waived by his attendance in person or by proxy at such meeting.

Section 5. List of Stockholders. A list of all persons entitled to represent shares at meetings of the stockholders, arranged in alphabetical order, with the number of shares entitled to be voted by each set opposite their respective names, shall be prepared at least forty-eight (48) hours prior to the convening of the meeting, by the officer having charge of the share ledger. Such list and the share ledger, or a duplicate thereof, shall be produced and kept open at the place of each such meeting during the business hours of at least one (1) full business day immediately preceding the convening thereof and until the close of such meeting, and they shall be subject to inspection at any time during such period by any stockholder or person representing shares. No such list need be prepared, however, if the Corporation’s share ledgers reasonably show in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each stockholder.

Section 6. Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days, or such longer period as is then permitted by Oklahoma law, preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders, entitled to notice of and to vote at such meeting, and in such case, only registered stockholders on the date so fixed and entitled to vote at such meetings shall be entitled to notice of such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against any transfer of shares during any stockholders meeting, or during any adjournment thereof, or during all or any part of a period designated by the Board of Directors not exceeding forty (40) days preceding the date of the stockholders meeting.

Section 7. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the stockholders shall constitute a quorum for the transaction of business except as otherwise provided by law or the Corporation’s Amended Articles of Incorporation. In the absence of a quorum, any meeting may be adjourned from time to time.

The stockholders present at any meeting duly called or held at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than the number required originally to constitute a quorum.

Section 8. Voting. Except as otherwise provided by the Corporation’s Amended Articles of Incorporation, every registered stockholder at the date fixed for the determination of the persons entitled to vote at a meeting of stockholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share standing in his name on the books of the Corporation.

A stockholder may cast his vote in person or by proxy. The appointment of a proxy shall be in writing filed with the Secretary of the Corporation at or before the meeting.

All elections and all questions submitted shall be decided by a plurality vote, except as otherwise provided by statute or the Corporation’s Amended Articles of Incorporation.

Section 9. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders.

Section 10. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Election; Term of Office; Vacancies; Removal; Resignation. (a) Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders and except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

(b)         Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in Section 2 of this Article IV.

(c)         Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, (ii) any director elected in accordance with the preceding clause (i) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)         Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least 80 % of the combined voting power of the then outstanding shares of the

Corporation’s stock entitled to vote generally (as defined in Article IX of the Corporation’s Amended Articles of Incorporation), voting together as a single class.

Section 2. Notification of Nominations. Except as otherwise provided in or fixed by or pursuant to the provisions of Article VII of the Corporation’s Amended Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Powers Generally. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Amended Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 4. Indemnification of Directors and Officers. Indemnification of officers, directors, employees and agents of corporations against expenses due to certain actions.

(a)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the District Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

(c)          To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)          Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)          Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 4.

(f)           The indemnification provided by this Section 4 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 4.

Section 5. Compensation. The Board of Directors, by resolution, shall fix the compensation of the directors and provide for expenses incident to their attendance of meetings of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation and expenses therefor. Members of special or standing committees may be allowed compensation and expenses for attending committee meetings.

Section 6. Organizational Meeting. The first meeting of each newly elected Board shall be held immediately after their election for the purpose of organization and transaction of such business as may properly come before it. No notice of such meeting shall be necessary to the newly elected directors, provided a majority of the whole Board shall be present.

Section 7. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 8. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, or in his absence by the President, on one (1) day’s notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board, the President, a Vice President or Secretary in like manner and on like notice on the written request of two directors.

Section 9. Quorum. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or by the Corporation’s Amended Articles of Incorporation. Unless otherwise provided by law, at each meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as provided in Section 1(c) of this Article IV, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time until a quorum shall attend.

Section 10. Committees. The Board of Directors may establish and provide for such special or standing committees as they may deem advisable and may prescribe their duties. Members of special or standing committees need not be directors.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation may consist of a Chairman of the Board, a President, one or several vice presidents, a treasurer, one or more assistant treasurers (if elected by the Board of Directors), a secretary, one or more assistant secretaries (if elected by the Board of Directors), and such other officers as may be elected in accordance with the provisions of this Article. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of Section 3 of this Article V hereof, each officer shall hold office until the last to occur of the next annual meeting of the Board of Directors or until the election and qualification of his or her successor.

Section 3. Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the Board of Directors.

Section 5. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation. He or she shall be in charge of the day to day business and affairs of the Corporation, subject to the direction and control of the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the position of Chief Executive Officer. He or she shall preside at all meetings of the Board of Directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation. He or she may sign: (i) with the secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors, stock certificates of the Corporation the issuance of which shall have been authorized by the Board of Directors; and (ii) any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument.

Section 6. President. The President shall assist the Chairman of the Board in the discharge of his or her duties as the Chairman of the Board may direct, and shall perform such other duties from time to time as may be assigned to him or her by the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her inability to act, the President shall perform the duties and exercise the authority of the Chairman of the Board.

Section 7. Vice President(s). The vice president (or in the event there is more than one vice president, each of them) shall assist the Chairman of the Board and the President in the discharge of his or her respective duties as the Chairman of the Board or the President may direct, and shall perform such other duties as from time to time may be assigned to him or her (or them) by the Chairman of the Board, the President or the Board of Directors. In the absence of the President or in the event of his or her inability to act, the vice president (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the President.

Section 8. Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these By-laws, have charge of and be responsible for the maintenance of adequate books of account for the Corporation, and, in general, perform all duties incident to the office of treasurer and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 9. Secretary. The secretary shall keep the minutes of the shareholders’ and the Board of Directors’ meetings, see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, have general charge of the corporate records and of the seal of the Corporation, have general charge of the stock transfer books of the Corporation, keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder, sign with the Chairman of the Board, the President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 10. Assistant Treasurers and Assistant Secretaries. The Board of Directors may elect one or more than one assistant treasurer and assistant secretary. In the absence of the treasurer or in the event of his or her inability to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary or in the event of his or her inability to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these By-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

Section 11. Compensation. The compensation of all directors and officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. All compensation so established shall be reasonable and solely for services rendered to the Corporation.

ARTICLE VI

SHARES OF STOCK

Section 1. Certificate of Shares. The certificates of shares issued by the Corporation shall be numbered and shall be entered in the share ledger as they are issued. They shall state the name of the registered holder of the shares represented thereby, the name of the Corporation, and that it is incorporated under the laws of Oklahoma, the number, designation, if any, and class or series of shares and the par value of the shares represented thereby. Certificates of shares shall be issued and transferred in the form and manner prescribed by law, and shall contain such statements as may be required by law, the Corporation’s Amended Articles of Incorporation, or as may be deemed appropriate.

Section 2. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the Statutes of Oklahoma.

Section 3. Transfer of Shares. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate in lieu thereof, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

When a transfer of shares is requested and there is a reasonable doubt as to the right of the person seeking such transfer, the Corporation or its transfer agent, before registering the transfer of the shares on its books or issuing any certificate therefore, may require from such person reasonable proof of his right to such transfer, and if there remains a reasonable doubt in respect thereto may require such person to give adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties.

If any such proof, security, or bond be not furnished when required, as herein provided, neither the Corporation nor any officer there of shall be liable for refusing to register the transfer on its books or issue a new certificate for shares.

Section 4. Lost Certificates. The Board of Directors may prescribe conditions whereby a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed.

ARTICLE VII

DIVIDEND AND RECORD DATE

Section 1. Dividends. If the date appointed for the payment of any dividend shall fall on a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 2. Record Date. The Board of Directors may fix a time, not exceeding forty (40) days, or such longer period as is then permitted by Oklahoma law, preceding the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise rights in respect to any such change, conversion, or exchange of shares, and in such case only registered stockholders on the date so fixed shall be entitled to receive payment of such dividend, distribution, or allotment of rights or to exercise such rights of change, conversion, or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

The Board of Directors may close the books against any transfers of shares during the whole or any part of a period not exceeding forty (40) days preceding the date fixed for the payment of any dividend or distribution or the date for allotment of, or exercise of rights or the date when any change or conversion or exchange of shares may be made.

ARTICLE VIII

OBLIGATIONS OF THE CORPORATION

Section 1.        All obligations of the Corporation, including bonds, debentures, promissory notes, and all checks, drafts, bills of exchange, and all contracts of every kind shall be signed by the Chairman of the Board, President or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, provided, however, that the Chairman of the Board and the President shall have the power and authority to designate other officers or agents of the company to execute all bonds, mortgages and other contracts of the Corporation requiring a seal, and such individuals and the Treasurer shall further have the power and authority to appoint such person or persons to sign checks, drafts and bills of exchange drawn against the accounts of the Corporation with any and all banks with which the Corporation may do business as shall in the discretion of the Chairman of the Board, President or Treasurer be necessary from time to time, all such designation or appointments, however, may be revoked at any time by the Board of Directors. All signatures authorized in this article may be facsimiles engraved or printed.

ARTICLE IX

CONTRACTS

Inasmuch as the directors of the Corporation may be men of large and diversified business interests and are likely to be connected with other corporations with which this Corporation may have business dealings from time to time, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that directors of this Corporation are interested in, or are directors or officers of such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Corporation, provided that such contract or transaction shall be approved or be ratified by the affirmative vote of a majority of the Board not so interested.

The Board of Directors at its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering such act or contract, and any act or contract that shall be approved or be ratified by vote of the holders of a majority of the capital stock of the Corporation, entitled to vote at such meeting, represented in person or by proxy at such meeting, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved and ratified by every stockholder of the Corporation.

ARTICLE X

INSPECTION OF BOOKS

Section 1.         The stockholders are entitled to inspect the books, accounts and records of the Corporation as provided by law, and the Board of Directors may determine the conditions, regulations and time for such inspection including the determination as to whether such inspection is for a proper purpose.

ARTICLE XI

NOTICES

Section 1.        Whenever under the provisions of these By-laws notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, at such address as appears on the share ledger, or, in default of other address, to such stockholder at the General Post Office in the City of Oklahoma City, Oklahoma, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

ARTICLE XII

DIRECTORS' ANNUAL REPORT

Section 1.         The directors shall cause to be sent to the stockholders prior to May 1st of each year an annual report of the Corporation.

ARTICLE XIII

FISCAL YEAR

Section 1.        The fiscal year of the Corporation shall begin the first day of January in each year.

ARTICLE XIV

AMENDMENTS

Section 1.    Subject to the provisions of the Corporation’s Amended Articles of Incorporation, these By-laws may be amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Oklahoma, the Corporation’s Amended Articles of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or adopt such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

CERTIFICATE

I, Carla D. Brockman, do hereby certify that I am the duly elected Secretary of Oklahoma Gas and Electric Company and that the foregoing is a true and correct copy of the By-laws of the Company as amended and that they are in effect on the date shown below.

Dated January 17, 2007

/s/Carla D. Brockman
Carla D. Brockman
Vice President – Administration / Corporate Secretary

Exhibit 99.01

OGE Board Names Delaney President, appoints him to Board

Moore to retain Chairman and CEO titles

OKLAHOMA CITY -- The OGE Energy Corp. (NYSE: OGE) Board of Directors today named Peter B. Delaney president and chief operating officer of the Oklahoma City-based energy holding company. In addition, the board also announced that Delaney has been elected to serve on the company’s board. Prior to today’s announcement, he served as executive vice president and COO.

Current president Steven E. Moore will retain the titles of Chairman of the Board and Chief Executive Officer.

“During his tenure with the company, Pete has made significant contributions to our success,” Moore said. “The board has the utmost confidence in Pete’s abilities and his vision and looks forward to his continued leadership. In addition, I look forward to working alongside Pete in his expanded role as we take advantage of the exciting opportunities that lie ahead for OGE.”

Delaney joined OGE Energy in April of 2002 as executive vice president and CEO of the company’s unregulated businesses. In June 2004, he was named executive vice president and chief operating officer of OGE Energy.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves more than 755,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.

Exhibit 99.02

OG&E announces 6-year construction initiative

Clean-air technology, reliability improvements planned; New power plant proposed

OKLAHOMA CITY – OG&E Electric Services today filed with the Oklahoma Corporation Commission the first part of a six-year construction initiative that is estimated to include up to $3.3 billion in major projects designed to expand capacity, enhance reliability and improve environmental performance.

OG&E’s proposal begins with construction of the Red Rock power plant, a 950-megawatt generating unit planned in partnership with AEP-Public Service of Oklahoma and the Oklahoma Municipal Power Authority to meet growing consumer demand for electric power.

Planned adjacent to OG&E’s Sooner Power Plant facilities in northern Oklahoma, Red Rock will use the most efficient proven technology for coal-fired electric generation. OG&E’s share will be about $759 million of the projected $1.8 billion construction cost for the plant.

The six-year construction proposal includes strengthening and expanding the electric transmission, distribution and substation systems and replacing aging infrastructure. Other projects involve installing new emission-control equipment at existing OG&E power plants to ensure they fulfill the company’s commitment to meet all environmental requirements.

“In the 105 years OG&E has powered the growth and vitality of the communities we serve in Oklahoma, economic conditions now are as robust as we have ever seen,” said Steven E. Moore, chairman and CEO of OGE Energy Corp. (NYSE: OGE), parent company of OG&E. “Our customers have set new records for electricity demand for seven years in a row, and we must plan now to meet their needs in the years ahead. We have given thoughtful consideration to supply, demand, environmental stewardship, system reliability and customer cost. Working together with the Corporation Commission, we are confident we can strike the right balance for Oklahoma’s future.”

OG&E estimates that in its service area, demand for electricity will grow by about 50 percent over the next 25 years. Under state law and Commission rules, OG&E’s filing seeks appropriate scrutiny of its proposal and pre-approval for building and recovery of financing costs in order to minimize the rate impact for customers. This will allow OG&E to build Red Rock as the first in a series of major projects that will enable the company to meet the increasing demand.

“In projects with the length of construction time that we are proposing, regulatory pre-approval provides an appropriate forum for discussion of our proposal in advance of any construction. This reduces risk and uncertainty, which helps reduce cost,” Moore said. “That’s important to us. We want to make sure we keep OG&E’s electric rates below the national average.”

The Red Rock proposal will save customers an estimated $200 million in construction costs, compared to two smaller, stand-alone units that might otherwise be built separately by OG&E and PSO. The proposed plant also should deliver significant savings in operating cost.

OG&E considered a variety of options for expanding its power supply, including purchased power and gas-fired generation. In responding to PSO’s request for proposals for new electric generation, OG&E put forward what it believes is an innovative, cost-efficient and environmentally responsive plan.

The Red Rock plant’s technologically advanced coal-burning process addresses customer concerns about the price volatility of natural gas. For OG&E customers alone, fuel savings as a result of using coal rather than natural gas as fuel for Red Rock will save an estimated $65 million during the first year of operation.

The Red Rock project features a new steam-generation unit designated as Ultra Super Critical. Red Rock is the second plant to be built in the United States that will use this proven advancement in efficiency for coal-fired power generation. This environmentally progressive technology is considered to be the most effective available to OG&E for around-the-clock base load power generation. In addition, the company is reserving space adjacent to Red Rock that can be used for next-generation technology when it is available.

OG&E is asking for Commission consideration of its proposal this summer. This expedited request is made in order to help hold down project costs and increase the likelihood that Red Rock is available to meet the electrical power needs projected by OG&E and PSO.

PSO will own 50 percent of the new Red Rock unit; OG&E will operate the facility and own 42 percent and the Oklahoma Municipal Power Authority, which provides electric power to about 20 communities in the state, will own 8 percent.

OG&E serves more than 755,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas. The company has electric generating capacity of 6,220 megawatts from eight power plants and two wind farms. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.